EXHIBIT 10.59

PROVENA FOODS INC.
5010 Eucalyptus Avenue	Chino, Ca 91710	Telephone (909) 627-1082

FIFTH AMENDMENT TO LEASE DATED DECEMBER 18, 1995 OF PORTION (26,500 SQ. FT.) OF 5060 EUCALYPTUS AVENUE, CHINO, CA BETWEEN PROVENA FOODS INC. AS LESSOR AND R-COLD AND THERMA LOCK, INC. AS LESSEE

The above referenced lease is hereby amended to extend the term by one year on the following terms and conditions:

1. Rental Rate:	March 1, 2004 to February 28, 2005 $12,000.00/ Month (~$0.453/sq.ft.)

2. Extension Start Date:	March 1, 2004

3. Extension End Date:	February 28, 2005

4. Security Deposit	Increased by $605 from $11,395.00 to $12,000.00
All other terms of the referenced lease shall remain in full force and effect.

LESSOR: PROVENA FOODS INC.		LESSEE: R-COLD, INC.

By	/s/ SANTO ZITO	By	/s/ MIKE MULCAHY

	Date 2-18-04		Date 2-20-03

THERMA-LOCK, INC.

By	/s/ MIKE MULCAHY

Date 2-20-03